UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On February 3, 2017, Collectors Universe, Inc. (the “Company”), as tenant, and Pacific Center Owner, LLC, as landlord, entered into a triple net Office Lease pursuant to which the Company will be leasing approximately 62,444 rentable square feet of space of office space for its headquarters office and principal business operations. The term of the lease will be approximately 10 years and 11 months following the completion of tenant improvements in or about October 2018. The average rent payable over the term of the lease will be approximately $1.86 per month, except that the Company will be entitled to an abatement of the monthly rent for the period from the 2nd month through the 11th month of the lease term, provided there is no default by the Company in its obligations under the lease. The foregoing summary of the Office Lease is not intended to be complete and is qualified in its entirety by reference to the Office Lease, a copy of which is attached as Exhibit 10.99 to this report and which, by this reference, is incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.99	Office Lease entered into February 3, 2017 by the Company, as tenant, and Pacific Center Owner, LLC, as landlord.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: February 8, 2017	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.99	Office Lease entered into February 3, 2017 by the Company, as tenant, and Pacific Center Owner, LLC, as landlord.

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